UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM- 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 24, 2006

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-50888 (Commission File Number)		46-0510685 (IRS Employer Identification No.)
900 28th Street Suite 201 Boulder, Colorado 80303 (Address of Principal Executive Offices and zip code)

(303) 444-7755
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of AeroGrow International, Inc. (“AeroGrow”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe AeroGrow’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. AeroGrow’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, AeroGrow undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry Into a Material Definitive Agreement

AeroGrow International, Inc. (the “Company”) has entered into an employment agreement with Randal Lee Seffren, its Chief Marketing Officer. A copy of such agreement is annexed hereto as Exhibit 10.25.

The employment agreement of Mr. Seffren provides that he will be employed as Chief Marketing Officer of the Company. He will devote all of his business time to the affairs of the Company working half time from an office in Chicago, Illinois and the balance of his time traveling on Company business. The initial term is two years ending July 31, 2008 and renewable for successive one year terms. Mr. Seffren shall receive base compensation of $200,000 per year and a bonus per fiscal year in an amount not less than 1.5% of the EBITDA of the Company as determined by the Company’s annual financial statements and pro rated for any portion of such annual period covered under this Agreement; but subject to adjustment so that it is no less favorable than granted to other senior executives. The agreement also provides for medical, vacation and other benefits commensurate with the policies and programs as adopted by AeroGrow for its senior executives. Further, the agreement confirms the option grant awarded to Mr. Seffren as of March 28, 2006, consisting of 125,000 options to purchase AeroGrow’s common stock under AeroGrow’s 2005 Equity Compensation Plan at an exercise price of $5.00 per share; were fully vested as of that grant date; and (iii) are subject to other standard terms and conditions under the 2005 Equity Compensation Plan. Mr. Seffren has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with AeroGrow during employment and for twenty-four months thereafter. If his employment is terminated, he will be entitled to receive severance pay equal to six months of his Base Salary as in effect immediately before his termination; and the payment by the Company of medical benefits until the twelfth month following termination; and the pro rata portion of his bonus as of the nearest quarter end financial statements of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibits 10.1 through 10.25 were previously filed. The following exhibit is filed herewith:

Exhibit Number	Description
10.26	Employment Agreement of Randal Lee Seffren

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AeroGrow International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

Date: July 24, 2006	By:	/s/ W. Michael Bissonnette
W. Michael Bissonnette, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.26	Employment Agreement of Randal Lee Seffren